Exhibit 10.02

Note Assignment and Cancellation Agreement

This Note Assignment and Cancellation Agreement (this “Agreement”) is made as of April 30, 2020, by and among ACM Research, Inc. (“ACM”), ACM Research (Shanghai), Inc. (“ACM Shanghai”), and, solely with respect to Sections 1 and 5, Shengxin (Shanghai) Management Consulting Limited Partnership (“SMC,” and together with ACM and ACM Shanghai, the “Parties”).

Recitals

A.      On March 30, 2018:

1.
the Parties entered into a warrant exercise agreement (the “Warrant Exercise Agreement”) pursuant to which SMC exercised in full an outstanding warrant dated March 14, 2017 to purchase from ACM a total of 397,502 shares of ACM’s Class A common stock (the “Warrant Shares”) for an aggregate purchase price of $2,981,259.26, which aggregate purchase price was paid by SMC’s issuance of a senior secured promissory note dated March 30, 2018 in the principal amount of $2,981,259.26 made and delivered, upon the order of ACM, to ACM Shanghai (the “SMC Note”);

2.
as security for the performance of its obligations under the SMC Note, SMC granted to ACM Shanghai a continuing security interest in all right, title and interest of SMC in and to the Warrant Shares pursuant to Section 5 of the Warrant Exercise Agreement (the “Security Covenant”); and

3.	in exchange for its receipt of the SMC Note upon the order of ACM, ACM Shanghai issued and delivered to ACM a promissory note in the principal amount of the $2,981,259.26 (the “Intercompany Note”).

B.      Pursuant to an equity purchase agreement dated August 14, 2019, ACM acquired from SMC a total of 154,821 of the Warrant Shares for an aggregate purchase price of $2,042,863.10, of which purchase price a total of $1,161,157.50 was, in accordance with the terms of the Security Covenant:

1.	applied to reduce the principal amount outstanding under the SMC Note to $1,820,101.76; and

2.	withheld by ACM and applied to reduce the principal amount outstanding under the Intercompany Note to $1,820,101.76.

C.      The Parties wish to set forth terms pursuant to which, with the consent of SMC, ACM Shanghai will assign and transfer to ACM all of ACM Shanghai’s rights, title and interest in and to the SMC Note and the Security Covenant in exchange for ACM’s cancellation of the Intercompany Note, all as set forth in this Agreement.

In consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       Assignment, Assumption and Amendment. Effective as of the time of the execution and delivery of this Agreement by the Parties (the “Effective Time”):

1.1   SMC Note.

(a)          ACM Shanghai hereby assigns, transfers and conveys to ACM all of ACM Shanghai's right, title and interest in and to the SMC Note, including the right to collect all sums due thereunder. ACM Shanghai disclaims any further interest in the SMC Note after the Effective Time.

(b)          ACM hereby assumes all of ACM Shanghai’s obligations under the SMC Note arising or accruing on or after the date of this Agreement.

(c)         SMC hereby consents, in accordance with Section 8.6 of the SMC Note, to the assignment of the SMC Note by ACM Shanghai to ACM pursuant to this Subsection 1.1 and agrees that all rights, title and interest formerly held by ACM Shanghai in the SMC Note shall by owned and held by ACM as of the Effective Time.

1.2     Security Covenant.

(a)        ACM Shanghai hereby assigns, transfers and conveys to ACM all of ACM Shanghai's right, title and interest in and to the Security Covenant. ACM Shanghai disclaims any further interest in the SMC Note or the Security Covenant after the Effective Time.

(b)        ACM hereby assumes all of ACM Shanghai’s obligations under the Security Covenant arising or accruing on or after the date of this Agreement.

(c)         SMC hereby consents to the assignment of the Security Covenant by ACM Shanghai to ACM pursuant to this Subsection 1.2 and agrees that all rights, title and interest formerly held by ACM Shanghai in the Security Covenant shall by owned and held by ACM as of the Effective Time.

(d)          In order to give effect to the foregoing provisions of this Subsection 1.2, the Parties hereby agree that, in accordance with Subsection 6.8 of the Warrant Exchange Agreement, Section 5 of the Warrant Exercise Agreement, which is the Security Covenant, shall be amended and restated, effective immediately, as follows:

“5.    Grant and Release of Security Interest.

5.1 Grant of Security Interest. As security for the performance of any and all obligations of SMC pursuant to the SMC Note, SMC pledges and grants to ACM a continuing security interest in all right, title and interest of SMC in and to the Warrant Shares. SMC understands that the Warrant Shares, which will be held in book-entry form, may be notated with legends to evidence ACM’s security interest, and SMC agrees to cooperate with ACM in taking such other steps as ACM may reasonably determine to be desirable to evidence, protect and preserve its security interest in the Warrant Shares.

5.2 Release of Security Interest. In the event SMC wishes to sell any of the Warrant Shares while the SMC Note remains outstanding, ACM agrees that its security interest in such Warrant Shares will be released if, and only if, SMC complies with the provisions of this Subsection 5.2. In order to release the security interest in Warrant Shares in connection with a sale of such Warrant Shares, SMC must pay with respect to the SMC Note (a) principal of the SMC Note in an amount equal to $7.50 multiplied by the number of Warrant Shares being sold plus (b) the amount of interest accrued on such principal amount since the issue date of the SMC Note (with respect to such proposed sale, the “Required Note Payment”). In furtherance of the foregoing:

(a)
SMC shall provide to ACM, at least ten days before the date of any such sale, a notice (a “Sale Notice”) specifying the number of Warrant Shares proposed to be sold and the date on which such sale is to occur and describing the manner in which SMC will pay the Required Note Payment with respect to such sale;

(b)	SMC shall promptly respond to any questions that ACM may have with respect to such Sale Notice;

(c)
ACM shall notify SMC, within five days of receipt of such Sale Notice, whether the proposed arrangements for the Required Note Payment are acceptable to ACM in its sole discretion, it being understood that if such arrangements are not acceptable to ACM, ACM’s security interest in the Warrant Shares proposed to be sold will not be released and the sale cannot proceed; and

(d)
if the proposed arrangements for the Required Note Payment are acceptable to ACM and SMC chooses to proceed with the sale of the Warrant Shares in accordance with the terms described in such Sale Notice,

(i)	SMC shall pay the amount of the Required Note Payment to ACM;

(ii)	the amount of the Required Note Payment shall be applied to payment of the SMC Note in the principal and interest allocations set forth in the preceding sentence; and

(iii)	ACM shall arrange for release of its security interest in such Warrant Shares, including the removal of any legends notated on such Warrant Shares to evidence ACM’s security interest.”

The Parties agree that, except as set forth above in this Subsection 5.2, the Warrant Exercise Agreement shall remain in full force and effect in accordance with its terms.

2.       Cancellation of Intercompany Note. ACM hereby acknowledges and agrees that the assignment, transfer and conveyance of ACM Shanghai's right, title and interest in and to the SMC Note and the Security Covenant pursuant to Section 1 constitute satisfaction and payment all of ACM Shanghai’s payment and other obligations under the Intercompany Note and, accordingly, the Intercompany Note is hereby cancelled, and no longer outstanding, effective immediately. For clarity, and without limiting the foregoing, ACM hereby irrevocably and unconditionally releases and forever discharges ACM Shanghai of and from any and all rights, obligations, promises, agreements, debts, losses, controversies, claims, causes of action, liabilities, damages and expenses of any nature whatsoever, whether known or unknown and whether asserted or unasserted, that ACM ever had, now has or hereafter may have against ACM Shanghai arising under the Intercompany Note.

3.       Representations and Warranties of ACM Shanghai. ACM Shanghai represents and warrants to ACM as follows:

3.1    SMC Note. ACM Shanghai is the sole owner of the SMC Note and holds beneficial and legal title to the SMC Note free and clear of any and all liens or other encumbrances, including restrictions on transfer relating thereto. The SMC Note has not been amended or modified prior to the Effective Time, except to the extent of partial payment of the principal thereof as described in Recital B.1 above. No act or omission on the part of SMC or ACM Shanghai has occurred that, alone or with the passage of time, would constitute a default under the SMC Note.

3.2    Security Covenant. The Security Covenant is in full force and effect in accordance with its terms and has not been amended or modified. No act or omission on the part of SMC or ACM Shanghai has occurred that, alone or with the passage of time, would constitute a default under the Security Covenant.

3.3    Authorization. All action required to be taken to authorize ACM Shanghai to enter into and perform this Agreement has been taken.

3.4    Binding Obligation. This Agreement constitutes a valid and legally binding obligation of ACM Shanghai, enforceable against ACM Shanghai in accordance with its terms except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.5    Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any national, provincial or local governmental authority of any jurisdiction is required to be obtained by ACM Shanghai in connection with the consummation of the transactions contemplated by this Agreement.

3.6    Compliance with Other Instruments. ACM Shanghai is not in violation or default (a) of any provisions of its organizational documents, (b) of any instrument, judgment, order, writ or decree, (c) under any note, indenture or mortgage, or (d) under the Warrant Exercise Agreement or any other lease, agreement, contract or purchase order to which it is a party or by which it is bound, or, to its knowledge, of any provision of any statute, rule or regulation applicable to ACM Shanghai, the violation of which would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or operating results of ACM Shanghai. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (x) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (y) an event that results in the creation of any lien, charge or encumbrance upon any assets of ACM Shanghai or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to ACM Shanghai.

4.       Representations and Warranties of ACM. ACM represents and warrants to ACM Shanghai as follows:

4.1    Intercompany Note. ACM is the sole owner and holder of the Intercompany Note and holds beneficial and legal title to the Intercompany Note free and clear of any and all liens or other encumbrances. The Intercompany Note has not been amended or modified, except to the extent of partial payment of the principal thereof as described in Recital D.2 above.

4.2    Authorization. All corporate action required to be taken to authorize ACM to enter into and perform this Agreement has been taken.

4.3    Binding Obligation. This Agreement constitutes a valid and legally binding obligation of ACM, enforceable against ACM in accordance with its terms except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.4    Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any national, provincial or local governmental authority of any jurisdiction is required to be obtained by ACM in connection with the consummation of the transactions contemplated by this Agreement.

4.5    Compliance with Other Instruments. ACM is not in violation or default (a) of any provisions of its organizational documents, (b) of any instrument, judgment, order, writ or decree, (c) under any note, indenture or mortgage, or (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or, to its knowledge, of any provision of any statute, rule or regulation applicable to ACM, the violation of which would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or operating results of ACM. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (x) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (y) an event that results in the creation of any lien, charge or encumbrance upon any assets of ACM or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to ACM.

5.       Miscellaneous.

5.1    Survival. Unless otherwise set forth in this Agreement, the representations and warranties of each of ACM Shanghai and ACM contained in this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of ACM or ACM Shanghai, respectively.

5.2    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties to this Agreement or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3    Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

5.4     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.5     Interpretation. For purposes of this Agreement:

(a)	headings used in this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement;

(b)	references to a Section or Subsection refer to a Section or Subsection of this Agreement, unless specified otherwise;

(c)	the words “include” and “including” shall not be construed so as to exclude any other thing not referred to or described;

(d)	the word “or” is not exclusive;

(e)	the definition given for any term shall apply equally to both the singular and plural forms of the term defined;

(f)
unless the context otherwise requires otherwise, references (i) to an agreement, instrument or other document (including this Agreement) mean such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (ii) to a statute mean such statute as amended from time to time and include any successor legislation thereto and any rules and regulations promulgated thereunder; and

(g)	this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

5.6    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of (a) personal delivery to, or other actual receipt by, the Party to be notified and (b) when sent, if sent by electronic mail during normal business hours of the recipient, or, if not sent during the recipient’s normal business hours, then on the recipient’s next business day. All communications shall be sent to the respective Parties at their addresses or e-mail addresses as set forth on the signature page, or to such address or e-mail address as subsequently modified by written notice given in accordance with this Subsection 5.6. If notice is given to ACM, a copy shall also be sent to Mark L. Johnson at K&L Gates LLP, State Street Financial Center, 1 Lincoln Street, Boston, Massachusetts 02111.

5.7    Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such Party may be entitled.

5.8    Amendments. Any term of this Agreement may be amended or terminated only with the written consent of ACM, ACM Shanghai and, with respect to any provision of Section 1 or 5 to the extent such provision directly or indirectly involves or affects SMC, SMC.

5.9    Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

5.10  Entire Agreement. This Agreement, the SMC Note, the Intercompany Note and the Warrant Exercise Agreement collectively constitute the full and entire understanding and agreement among the Parties with respect to the subject matter of this Agreement, and any other written or oral agreement relating to the subject matter of this Agreement existing between any of the Parties is expressly canceled.

5.11   Dispute Resolution.

(a)      The Parties (a) irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the U.S. District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the U.S. District Court for the District of Delaware, and (c) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

(b)      Waiver of Jury Trial: Each Party waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or the subject matter of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims (including negligence), breach of duty claims, and all other common law and statutory claims. This Subsection 5.11(b) has been fully discussed by each of the Parties and these provisions will not be subject to any exceptions. Each Party further warrants and represents that it has reviewed this waiver with its legal counsel, and that such Party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.

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In Witness Whereof, the Parties have executed this Agreement as of the date first written above.

ACM Research, Inc.

By:	/s/ Hui Wang
Name: Hui Wang
Title: CEO

Address:	42307 Osgood Road, Suite I
Fremont, CA 94539
United States of America

ACM Research (Shanghai), Inc.

By:	/s/ Hui Wang
Name: Hui Wang
Title: Chairman of the Board

Address:	Building 4, No.1690
Cai Lun Road
Zhangjiang High Tech Park
Shanghai, P.R. China 201203

Shengxin (Shanghai) Management Consulting Limited Partnership solely with respect to Sections 1 and 5

By:	/s/ Steven Huang
Name:
Title: GP

Address:	Rm. 210-32, 2nd Fl. Building 1
38 Debao Rd.
Pilot Free Trade Zone
Shanghai, China

Signature Page to Note Assignment and Cancellation Agreement